                                                                    Exhibit 10.6


                           MEMORANDUM OF UNDERSTANDING

Made and entered into as of the 1st day of December, 2001 by and between OrganiTech USA, Inc. a company incorporated and existing under the laws of Delaware U.S.A. ("OT") and Agronaut Pte Ltd. a company incorporated and existing under the laws of Singapore ("Agronaut")

Introduction

A. OT is the exclusive proprietary owner of certain know how, data, documents, details, materials, trade secrets and other information in the field of automated, self contained systems for the production of vegetables and plants, including without limitation all data, documents, details, materials, know-how, trade secrets, versions, new versions, improvements, modifications, enhancements, derivative works and/or any other technical information pertaining and/or relating to United States Patent #6,243,987 and PCT application, owned by OT's wholly owned subsidiary, Organitech Ltd., covering various claims for the Company's "self contained, fully automated, robotic crop production facility," referred to as the GrowTECH 2000(TM) (Collectively - the "OT IP").

B. OT is engaged in the research, development, production, operation, marketing and distribution of an automated, self contained system for the production of vegetables and plants known as the "GrowTECH 2000" (the "GT 2000").

C. Agronaut is engaged in the field of Agro-Technologies systems in Singapore and other Asian countries.

D. The parties wish to join efforts and mutually cooperate in the assembly of parts of the GT 2000 systems in Singapore as well as in the research, development, production, operation, marketing and distribution of additional automated, self contained systems for the production of vegetables, plants, medicines, food supplements and other R&D projects (the "Agro-Technologies Field").

E. For this purpose the parties wish to establish and incorporate a Singaporean company which, subject to obtaining sufficient government and/or private funding, will be engaged in the Agro-Technologies Field under the name of OrganiTech Asia, or any other name to be agreed upon between the parties (the "Company").

F. The parties acknowledge that the operation of the Company in the Agro-Technologies Field shall require substantial funding and obtaining such required funding constitutes a condition precedent to its operations and to the parties obligations with respect thereof.

G. The parties wish to provide for the principles, terms and conditions agreed between them regarding their cooperation and the Company, as herein detailed.

NOW THEREFORE the parties have agreed as follows:

1.    Term

      The term of this MOU is for a period of 12 months commencing on the signature date hereof (the "Term").

2.    The Company

      2.1. As soon as practicable the parties will establish and incorporate the Company which will be engaged in the Agro-Technologies Field under the name of OrganiTech Asia or under any similar name to be approved by the Singapore Registry of Companies and Businesses and agreed upon by the parties.

      2.2. The Company will be established with an authorized share capital of S$100,000 (Singapore Dollars One Hundred Thousand Only) comprised of 100,000 ordinary shares of S$1 par value each and with an initial issued and outstanding share capital of 100 ordinary shares of S$1 par value each of which OT shall hold 50% and Agronaut 50%.

      2.3. The Company shall be jointly managed and all resolutions regarding the management of the Company, in the ordinary course of business, will be adopted by the Company's Board of Directors (which shall comprise of 5 directors, 3 to be appointed by OT and 2 by Agronaut) based on a simple majority of votes.

3.    Funding

      3.1. Initial Funding

           Upon the incorporation of the Company, Agronaut shall extend to the Company a loan in the amount of One Hundred Thousand (US$100,000) US Dollars. Such loan monies shall be utilized to finance the Company's initial operations (the "Agronaut Loan"). The Agronaut Loan shall bear no interest and shall be repaid by the Company (in US$) from the Company's first profits or upon any additional funding to be obtained by the Company from governmental or private sources.

      3.2. Substantial Funding

           3.2.1. Agronaut hereby further agrees to use its best efforts to obtain for the Company an additional funding of at least one million ($1,000,000) US Dollars (the "Substantial Funding") by the end of this MOU Term.

           3.2.2. It is hereby agreed between the Parties that should Agronaut fail to obtain the Substantial Funding by the end of the Term, this MOU and each of the parties' respective duties and obligations provided for herein shall terminate and become null and void. In such a case the Company shall be dissolved by the parties by mutual consent.

4.    The Company's Operations

      It is contemplated between the parties that to the extent the Company shall obtain the Substantial Funding the Company shall engage in any of the following operations, as shall be discussed and agreed between the parties and the Company in detail under the Detailed Agreements provided for below:

      4.1. The Company shall establish an assembly plant or a manufacturing facility through out sourced sub-contractors for the assembly of the GT 2000 systems as a sub-contractor for OT, however, for the avoidance of any doubt, it is clarified that the Company shall not engage in the sale or distribution of the GT 2000 systems under any circumstances;

      4.2. The Company shall engage in the research, development production, marketing and distribution of additional automated, self contained systems for the production of vegetables, plants, medicines, food supplements and other products (other than the GT 2000, which the Company may only assemble as a sub contractor for OT), as shall be specifically agreed between the parties from time to time, however, for the avoidance of any doubt, it is clarified that the Company shall not engage any activity whatsoever, including without limitation the development of systems or machines or technology, which competes with OT or any OT products or systems, unless expressly agreed between the parties in writing.

For the purpose of facilitating the Company's operations OT shall grant the Company a license to exploit the OT IP (as herein defined), under terms and conditions to be discussed and agreed upon between the parties and the Company under the Detailed Agreements provided for below.

5.    Proprietary Rights

      5.1. It is hereby specifically agreed and acknowledged by both parties that all of the proprietary rights and copyrights in the intellectual property developed by the Company shall belong exclusively to the Company and any party (including, without limitation, the parties hereto) wishing to make any use or to exploit any such intellectual property shall be required to obtain a license from the Company under terms and conditions to be agreed between the Company and such party.

      5.2. It is hereby specifically agreed and acknowledged by Agronaut that all of the proprietary rights and copyrights in the OT IP and the GT 2000, and any related documentation and data thereto, independently developed by OT, either before or after the date of this Agreement, are owned by and belong solely and exclusively to OT, and that neither Agronaut nor the Company ever had, do not have, and will not claim to have any such proprietary right or copyright or any other rights whatsoever in respect of the OT IP, GrowTECH 2000 and/or related technology and/or documentation except the rights granted them hereunder.

      5.3. Agronaut hereby undertakes not to assert, contest or dispute the validity of, or contest Organitech's ownership of any patents, copyrights, trademarks, trade names, whether registered or not or any other registration thereof, or other proprietary right of OT.

6.    Confidentiality

      Each of the parties hereto covenants and undertakes that throughout the Term of this MOU and for a period of three years thereafter, it will hold in strict confidence all documents and information concerning Organitech's IP and business, financial and/or commercial information, operations, sales, marketing, customers, suppliers, Agronaut's business, financial and/or commercial information, operations, sales, marketing, customers, suppliers the Company, the Company's IP, its business, financial and/or commercial information, operations, sales, marketing, customers, suppliers and all information pertaining to any intellectual property rights of Organitech and/or the Company and any other proprietary information of Organitech and/or the Company (all hereinafter referred to as the "Confidential Information"), by taking all reasonable measures to maintain the confidentiality of such Confidential Information, which will in no event be less than the measures they use to maintain the confidentiality of their own information of similar importance. Each of the parties also covenants and undertakes, not to use the Confidential Information in any way, directly or indirectly, for purposes other than for the Company and/or for fulfilling its obligations and exercising its rights under this MOU. A party may disclose such Confidential Information, to its officers, directors, consultants, counsel and their representatives, only on a need to know basis, under confidentiality obligation, and in connection with the transactions contemplated by this MOU.

      For the purpose hereof the term "parties" shall include also each party's directors, employees, consultants, contractors, and any such other persons who are permitted access to the Confidential Information.

7.    Detailed Agreements

      The parties hereby agree that upon obtaining the Substantial Funding (and provided that such Substantial Funding shall be obtained within the Term of this MOU), the parties shall enter into detailed agreements (hereinafter the "Detailed Agreements") which shall provide for all of their respective rights, duties and obligations, the specific terms of the license to the Company to use the OT IP and the operations and management of the Company. For the avoidance of any doubt it is hereby clarified that this MOU and all of the parties' respective rights, duties and obligations thereunder (other than the provisions of Section 6 above which shall survive the Term of this MOU) shall terminate upon the end of its Term whether such Detailed Agreements shall be signed between the parties (and the Company) or not.

8.    General Terms and Conditions

      8.1. The Parties relationships hereunder, will be exclusively governed by, and will be construed exclusively in accordance with the laws of the Republic of Singapore. The exclusive jurisdiction with respect to any dispute whatsoever arising between the parties with respect to the existence, interpretation, construction, execution or implementation of the provisions of this MOU, shall be vested with the competent court of the Republic of Singapore.

      8.2. This Agreement together with its Schedules, contains the entire understanding and agreement among the Parties, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

      8.3. No change, addition or modification of this Agreement will be valid unless made in writing and signed by all Parties hereto.

      8.4. All notices to be given hereunder will be in writing and delivered to the Parties' addresses specified above, or to such other address as shall be furnished in accordance with the provisions hereof by either Party to the other Parties hereto. Each such notice shall be deemed to have been received if personally delivered - upon delivery; if mailed by certified mail, return receipt requested - five business days after dispatch (or ten business days, if sent internationally); if sent by facsimile - upon receipt of the fax in complete, readable form.

      8.5. Neither party may assign or otherwise transfer its rights and obligations or any part thereof under this Agreement to any company, person or party at any time whatsoever without the other's party prior written consent.

      8.6. This Agreement does not make either party the employee, partner, joint venture, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party except as granted herein. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.

      8.7. The Agreement is in the English language only, which language shall control in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year hereinabove first set forth.

/s/ Lior Hessel                                /s/ Jason Lim
---------------------------                    -------------------------
OrganiTech USA, Inc.                           Argonaut Pte Ltd.
Lior Hessel                                    Jason Lim
December 1, 2001                               December 1, 2001